CERTIFICATE OF AMENDMENT AND RESTATEMENT OF

                                              ARTICLES OF INCORPORATION

                                                         OF

                                                   BOATRACS, INC.

Jon Gilbert and John O'Bryant hereby certify that:

         1. They are the President and Secretary, respectively, of Boatracs, Inc., a California corporation.

         2. The Articles of Incorporation of this corporation, as amended to the date of the filing of this certificate, including amendments set forth herein but not separately filed (and including the omissions required by 910 of the Corporation Code) are amended and restated as in Exhibit A attached hereto.

         3. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the board of directors of the corporation.

         4. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the required vote of shareholders of the corporation in accordance with Section 902, California orporations Code. The total number of outstanding shares of the corporation is 18,852,508 of common stock and 300 shares of Series A Preferred Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the common stock. o preferred stock was outstanding as of the date of the vote.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.



Dated: July 15, 1999
                                Jon Gilbert, President



                               John O'Bryant, Secretary



                Exhibit A

                                               AMENDED AND RESTATED

                                             ARTICLES OF INCORPORATION

                                                        OF

                                  ADVANCED REMOTE COMMUNICATIONS SOLUTIONS, INC.

                                                     ARTICLE I

The name of this corporation is Advanced Remote Communications Solutions, Inc.

                                                    ARTICLE II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                                    ARTICLE III

This corporation is authorized to issue two classes of shares, to be designated common and preferred. The corporation is authorized to issue 100,000,000 shares of common stock and 1,000,000 shares of preferred stock.

                                                    ARTICLE IV

The preferred shares may be issued in any number of series, as determined by the board of directors. The board may by resolution fix the designation and number of shares of any such series. The board may determine, alter,or revoke the rights, preferences, privileges, and restrictions pertaining to any wholly unissued class or series of shares. The board may thereafter in the same manner increase or decrease the number of shares of any such series (but not below the number of shares of that series then outstanding).

         A. The first series of Preferred Stock of this Corporation shall be designated and known as a"Series A Preferred Stock", and the total number of shares of such series is Three Hundred (300).

         B. The powers, rights, preferences, restrictions, and other matters relating to the Series A Preferred Stock are as follows:

         1.       Dividends.

                  (a) Priority of Dividends. No dividends shall be declared or set aside for Corporation's common stock ("Common Stock", such Common Stock and other junior capital stock being collectively referred to as "Junior Stock"), unless at the same time or prior thereto all accrued and unpaid dividends on the Series A Preferred Stock shall be declared, set aside and paid on all the then outstanding shares of Series A Preferred Stock.

                  (b) Dividend Rate; Dividend Payment Dates. The holder of the Series A Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors ("Board"), out of funds legally available therefor, cumulative cash dividends, in preference and priority to dividends on any Junior Stock, that shall accrue on the Liquidation Price (as defined in Section 2(a)) of each share of the Series A Preferred Stock at the rate per annum of Nine Hundred Dollars ($900) per share from and including the date on which the shares of Series A Preferred Stock were first issued ("Original Issue Date") to and including the date on which the Liquidation Price or Redemption Price of such share is paid in full to the holders of such shares pursuant to
Section 2 or 5, respectively. The accrued dividends will be adjusted for stock splits, stock dividends,recapitalizations, reclassifications, reorganizations and similar events (together referred to as "Recapitalization Events") which affect the number of outstanding shares of the Series A Preferred Stock.
Accrued dividends on the Series A Preferred Stock shall be payable out of funds legally available therefor commencing on January 1, 2000 and thereafter semi-annually on July 1 and January 1 of each year (each a "Dividend
Payment Date"), to the holder of record of the Series A Preferred Stock as of the close of business on the applicable record date. Dividends shall be fully cumulative and shall accrue on a daily basis based on a 365-day or 366-day year, as the case may be, without regard to the occurrence of a Dividend Payment Date and whether or not such dividends have been declared and whether or not there are any unrestricted funds of the Corporation legally available for the payment of dividends. The amount of dividends "accrued" with respect to any share of Series A Preferred Stock as of the first Dividend Payment Date after the Original Issue Date, or as of any other date after the Original Issue Date that is not a Dividend Payment Date, shall be calculated on the basis of the actual number of days elapsed from and including the Original Issue Date, in the case of the first Dividend Payment Date and any date of determination prior to the first Dividend Payment, or from and including the last preceding Dividend Payment Date, in the case of any other date of determination, to and including such date of determination which is to be made, in each case based on a year of 365 or 366 days, as the case may be (the "Dividend Period"). Whenever the Board declares any dividend pursuant to this Section 1, notice of the applicable record date and related Dividend Payment Date shall be given in accordance with Section 4(n).

 (c) Compounding of Dividends; Addition to Conversion Value and to Liquidation Price. On each Dividend Payment Date, all dividends that have accrued on each share of Series A Preferred Stock during the immediately preceding Dividend Period shall, to the extent not paid on such Dividend Payment Date for any reason (whether or not such unpaid dividends have been earned or declared or there are any unrestricted funds of the Corporation legally available for the payment of dividends), be added to the Conversion Value (as defined in Section 4(b)) of such share effective as of such Dividend Payment Date and shall remain a part thereof. All dividends that have accrued on each share of Series A Preferred Stock during any Dividend Period shall, to the extent not paid in full on the first Dividend Payment Date after the end of such Dividend Period for any reason (whether or not such unpaid dividends have been earned or declared or there are any unrestricted funds of the Corporation legally available for the payment of dividends), be added to the Liquidation Price of such share effective as of the first Dividend Payment Date after the last day of such Dividend Period and shall remain a part thereof to and including the date on which the Liquidation Price or Redemption Price of such share is paid in full to the holder of such share pursuant to Sections 2 or 5, respectively. No accrued dividends (or dividends accrued thereon) which have been added to the Liquidation Price or Conversion Value of any Series A Preferred Stock may be subsequently declared or, except in accordance with
Section 2 or 5, paid by the Corporation without the consent of the holders of a majority of the shares of Series A Preferred Stock.

                  (d) Pro Rata Declaration and Payment of Dividends. All dividends paid with respect to shares of the Series A Preferred Stock pursuant to this Section 1 shall be declared and paid pro rata to all the holders of the shares of Series A Preferred Stock outstanding as of the applicable record date.

         2.       Liquidation, Dissolution or Winding Up.

                  (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or the sale of substantially all of its assets (each such event, a "Liquidation"), except as provided in Section 2(b) below, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before payment to the holders of Junior Stock by reason of their ownership thereof, an amount equal to (i) Ten Thousand Dollars ($10,000) per share (subject to appropriate adjustment for any Recapitalization Events), plus
(ii) an amount equal to all dividends accrued on such share of Series A Preferred Stock since the Original Issue Date thereof but not yet paid (including those which, pursuant to Section 1(c),have been added to and remain part of the Liquidation Price as of such time of determination), whether or not such unpaid dividends have been earned or declared or there are any unrestricted funds of the Corporation legally available for the payment of dividends (the "Liquidation Price").

                  (b) After the payment of all preferential amounts required to be paid to the holders of Series A Preferred Stock, upon the Liquidation of the Corporation, the holders of shares of Junior Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

         3.       Voting Rights.

                  (a) Holders of shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of votes to which the number of whole shares of Common Stock into which the shares of Series
A Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of the stockholders of the Corporation (and for purposes of written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration.

                  (b) The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization or issuance of any Preferred Stock having a preference or priority over the Series A referred Stock as to the right to receive dividends or amounts distributable upon Liquidation of the Corporation shall be deemed to affect adversely the Series A Preferred Stock. In addition, the holders of the Series A Preferred Stock shall have the right to vote on all matters requiring their vote or approval under, and in the manner set orth in, the California General Corporation Law. Except as otherwise required by the California General Corporation Law, any class vote pursuant to this Section 3 shall be determined by the holders of a majority of the Series A Preferred Stock as of the applicable record date.

                  (c) In addition to the matters described in Section 3(b) above, the Corporation shall not,without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) as a separate class:

                           (i)      purchase, sell or issue any preferred
stock ranking senior to or pari passu with the Series A Preferred (including any increase or decrease (other than by Conversion) to the authorized shares of Series A Preferred); or

                           (ii)     pay dividends or make other distributions
to holders of the Corporation's Junior Stock, or repurchase or redeem any such shares of Junior Stock, except that dividend payments to holders of Junior Stock may be paid if (A) funds are legally available therefor and (B) all accrued cash dividends on Series A Preferred Stock have been paid in full.

         4. Conversion at the Option of a Holder. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) the Conversion Value
(as defined below) of such share determined as of such time by (ii) the Conversion Price (as defined below) determined as of such time. In the event of a notice of redemption of any shares of Series A Preferred Stock pursuant to Section 5 hereof, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the Redemption Price is not paid in full when due, in which case the Conversion Rights for such shares shall continue until the Redemption Price is paid in full. In the event of a Liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any amounts distributable on Liquidation to the holders of Series A Preferred Stock.

                  (b) Conversion. The "Conversion Value" measured per share of the Series A Preferred Stock shall be:

                           (i)      as of any time before the first Dividend
Payment Date, the sum of (A) Ten Thousand Dollars ($10,000) (subject to appropriate adjustment in the event of any Recapitalization Events) plus
(B) an amount equal to all dividends accrued on such share of Series A Preferre Stock since the Original Issue Date through and including such time, whether or not such unpaid dividends have been earned or declared or there are any unrestricted funds of the Corporation legally available for the payment of dividends.

                           (ii)     as of any time on or after the first
Dividend Payment Date, the sum of (a) Ten Thousand Dollars ($10,000) (subject to appropriate adjustment in the event of any Recapitalization Events) plus
(B) an amount equal to all dividends accrued on such share of Series A Preferred Stock since the Original Issue Date but not yet paid (including those which, pursuant to Section 1(c), have been added to and remain part of the Conversion Value at such time), whether or not such unpaid dividends have been earned or declared or there are any unrestricted funds of the Corporation legally available for the payment of dividends.

                  (c) Conversion Price. The conversion price at which a share of Common Stock shall be deliverable upon conversion of Series A Preferred Stock without the payment of additional consideration by the holder thereof shall initially be Four Dollars ($4.00) (the "Conversion Price"). Such initial Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into share of Common Stock, shall be subject to adjustment as provided in this Section 4.

                  (d) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

                  (e)      Mechanics of Conversion.

                           (i)      In order for a holder of Series A Preferred
Stock to convert shares of Series A Preferred Stock into shares of Common Stock such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock, at the principal office of the Company or the office of the transfer agent for the Series A Preferred Stock, together with written notice that such holder elects to convert all or any number of the shares of Series A Preferred Stock represented by such certificate or certificates. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the Company or its transfer agent shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series A referred Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. As of the Conversion Date, the person entitled to receive certificates of Common Stock shall be regarded for all corporate purposes as the holder of the number of shares of Common Stock to which he or it is entitled upon the conversion.

                           (ii)     The Corporation shall at all times when the
Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock.

                           (iii)    All shares of Series A Preferred Stock
which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, which shares of Common Stock shall be deemed to be outstanding as of the Conversion Date. Any shares of Series A Preferred Stock so converted shall be not be reissued as Series A Preferred Stock.


                  (f)      Adjustment for Stock Splits and Combinations.
If the Corporation shall at any time or from time to time after the Original Issue Date for the Series A Preferred Stock effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue
Date for the Series A Preferred Stock combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (g) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time after the Original Issue Date for the Series A Preferred Stock, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price for the Series A Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for the Series A Preferred Stock then in effect by a fraction:

                           (i)      the numerator of which shall be the total
 number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                           (ii)     the denominator of which shall be the total
 number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record dividend or distribution; provided,however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for the Series A Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for the Series A Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

                  (h) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Origina
 Issue Date for the Series A Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Series A Preferred Stock shall receive upon conversion thereupon, the amount of securities of the Corporation that they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Series A Preferred Stock.

                  (i) Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares of stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred
Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

                  (j) Adjustment for Merger or Reorganization. In case f any consolidation or merger of the Corporation with or into another corporation, each share of Series A referred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Preferred Stock would have been entitled upon such consolidation or merger; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this
Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

                  (k) In the event this Corporation at any time after the date on which the Series A Preferred Stock is first issued, shall issue
Additional Shares of Common Stock (as defined herein) without consideration or for a consideration per share less than the Conversion Price of the Series A Preferred in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price of the Series A
Preferred Stock shall be reduced, concurrently with such issue, to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by this Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional
Shares of Common Stock determined immediately after such issue or sale of Additional Shares. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Series A Preferred tock had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities full converted into shares of Common Stock, if so convertible) as of such date. For purposes of this Section 4(k), "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by this Corporation after the date hereof, other than shares of Common Stock issued or issuable (i) upon conversion of shares of Series A Preferred Stock, (ii) to officers, directors or employees of, or consultants to, this Corporation pursuant to stock option or stock purchase plans or agreements on terms approved by the Board of Directors (iii) to joint venture partners, acquisition targets, outside developers and equipment lessors of this Corporation, or (iv) upon exercise of warrants issued pursuant to Article 5 hereof; provided, however, that the number of shares of Common Stock issued pursuant to clauses
(ii) and (iii) above shall not exceed, in the aggregate 20% of the number of shares of Common Stock outstanding,on the date hereof (net of any repurchases of such shares or cancellations or expirations of options), subject to adjustment for all subdivisions and combinations.

                  (l) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

                  (m) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this
Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth
(i) such adjustments and readjustments; (ii) the Conversion Price then in effect; and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series A Preferred Stock.

                  (n)      Notice of Record Date.  In the event:

                           (i)      that the Corporation declares a dividend
(or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                           (ii)     that the Corporation subdivides or combines
its outstanding shares of Common Stock;

                           (iii)    of any reclassification of the Common Stock
of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation; or

                           (iv)     of the Liquidation of the Corporation;
then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series A Preferred Stock, and shall cause to be mailed to the holders of the Series A Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten (10) days prior to the record date specified in (A) below or twenty (20) days before the date specified in (B) below, a notice stating:
                                    (A)     the record date of such dividend,
distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                                    (B)     the date on which such
reclassification, consolidation, merger, or
Liquidation is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, or Liquidation.

         5.       Optional Redemption of Series A Preferred Stock.

                  (a) At any time, the Company may redeem the Series A Preferred Stock out of funds legally vailable therefor, in whole, or from time to time in part and shall be in an amount with respect to each share of Series A Preferred Stock equal to (i) Ten Thousand Dollars ($10,000) per share (subject to appropriate adjustment in the event of any Recapitalization Events), plus (ii) an amountequal to all dividends accrued on such share of Series A Preferred Stock since the Original Issue Date thereof but not yet paid (including those which, pursuant to Section 1(c), have been added to and remain part of the Liquidation Price as of such time of determination), whether or not such unpaid dividends have been earned or declared or there are any unrestricted funds of the Corporation legally available for the payment of dividends (the "Redemption Price"). If only a part of the Series A Preferred Stock is to be redeemed, the redemption shall be carried out pro rata according to the number of shares of Series A Preferred Stock held by each holder subject to the redemption. In the event of a redemption occurring within one (1) year from the Original Issue Date, the Redemption Price shall also include "Warrants") as follows:

                           1.    The term of the Warrants shall be two (2) years
commencing on the date fixed for redemption and shall be exercisable in whole or in part at any time during the term;

                           2.    The number of shares of Common Stock
purchasable upon the exercise of the Warrants shall be calculated by multiplyin the number of shares so redeemed times fifty (50);

                           3.    The purchase price for each share of Common
Stock issuable upon the exercise of the Warrants shall equal a sum determined by averaging the closing selling price of one share of Common Stock over the thirty
(30) calendar days preceding the date fixed for redemption (aa) in the over-the-counter market, as such price is reported by the National Association of Securities Dealers through its NASDAQ system or any successor system, or (bb) if the Common Stock is at the time listed or admitted to trading on any stock exchange, then as such price is officially quoted in the composite tape of transactions on such exchange; and

                           4.    The Warrants shall otherwise be in the form
of, and contain the provisions set forth in, attached Annex A.

                  (b) The Corporation shall provide each holder of Series A Preferred Stock, with a written notice of redemption (addressed to the holde at its address as it appears on the books of the Corporation), not later than thirty (30) days before the date fixed for redemption. The notice of redemption shall specify (i) the date fixed for redemption; (iii ) the Redemption Price; (iv) the place the holders of Series A Preferred Stock may obtain payment of the Redemption Price, upon surrender of their certificates; and (v) the last date (determined pursuant to Section 4(a) hereof prior to the date of redemption that the right of conversion of the Series A Preferred Stock may be exercised. If funds of the Corporation are legally available on the date fixed for redemption, then whether or not shares are surrendered for payment of the Redemption Price, the shares shall no longer be outstanding and the holders thereof shall cease to be shareholders of the Corporation with respect to the shares redeemed on and after the date fixed for redemption and shall be entitled to receive the Redemption
Price without interest upon the surrender of the share certificate. If less than all the shares represented by a share certificate are to be redeemed, the Corporation shall issue a new share certificate for the shares not redeemed.

                  (c) The Redemption Price shall be paid by the Corporation in cash to the holders of Series A Preferred Stock subject to redemption. If on the date fixed for redemption funds of the Corporation legally available therefor shall be insufficient to redeem all the shares of the series of Series A Preferred Stock equired to be redeemed as provided herein, funds to the extent legally available shall be used for such purpose, and the Corporation shall effect such redemption pro rata according to the number of shares of Series A PreferredStock held by each holder.

                  (d) If on the Redemption Date, funds of the Corporation legally available therefor shall be insufficient to redeem all the shares of Series A Preferred Stock required to be redeemed as provided herein, funds to the extent legally available shall be used for such purpose and the Corporation shall effect such redemption pro rata according to the number of shares of Series A Preferred Stock held by each holder and the Corporation shall make additional partial redemptions out of funds legally available for such purpose beginning thirty (30) days after the date fixed for redemption and each thirty (30) days thereafter until all shares of the

Series A Preferred Stock subject to redemption have been redeemed; provided that the right to convert any such unredeemed shares of Series A Preferred Stock shall continue to be available to the holders of Series A Preferred
Stock until the last full business day preceding any such subsequent redemption as set forth herein.

                                                     ARTICLE V

The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                                    ARTICLE VI

The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through by law provisions or through agreements with agents, or both, in excess of the indemnification otherwise permitted by
Section 317 of the Corporations Code, subject only to the applicable limits set forth in Section 204 of the Corporations Code.


                                         ANNEX A TO AMENDED AND RESTATED
                                           ARTICLES OF INCORPORATION OF
                                  ADVANCED REMOTE COMMUNICATIONS SOLUTIONS, INC.

Neither this Warrant nor the shares of Common Stock issuable hereunder have been registered under the Securities Act of 1933, the laws of California or the laws of any other state, and neither may be sold or otherwise transferred without such registration or an opinion of counsel satisfactory to the Company that an exemption therefrom is available.

No. of Shares: _______                                       Warrant No. ____
                                                      WARRANT

                                            To Purchase Common Stock of

                                  ADVANCED REMOTE COMMUNICATIONS SOLUTIONS, INC.

                                    Expiring __________ (the "Expiration Date")
                                            (subject to the survival of
                                            certain provisions hereof)

         Pursuant to the terms of this Warrant Agreement, ("Warrant"), Advanced Remote Communications Solutions,
Inc., a California corporation (the "Company") for value received, hereby grants to ________________ ("Holder")
the right to purchase at any time after the Original Issue Date and on or before 5:00 p.m. Pacific time on the Expiration Date, ________ shares of Common Stock of the Company, at the
 Purchase Price (as hereinafter defined) payable in lawful money of the United States of America, subject to the provisions, limitations and restrictions hereof. The number of shares of Common Stock purchasable hereunder and the Purchase Price therefor are subject to adjustment as hereinafter set forth in
 Section 5.

         Section 1. Certain Definitions. For all purposes of this Warrant the following terms shall have the meanings indicated:

         "Basic Purchase Price" shall mean the initial purchase price per share of Common Stock set forth in Section 2.

         "Commission" shall mean the Securities and Exchange Commission or any other Federal agency then administering the Securities Act.

         "Common Stock" shall mean the shares of the Company's authorized Common Stock, no par value, as constituted at the Original Issue Date.

         "Original Issue Date" shall mean ____________.

         "Purchase Price" shall mean the Basic Purchase Price or such Basic Purchase Price as adjusted from time to time pursuant to the provisions hereof.

         "Securities Act" shall mean the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Warrant Shares" shall mean the shares of Common Stock purchased or purchasable by the Holder upon the exercise thereof pursuant to Section 3 thereof.

         All terms in this Warrant which are not defined in Section 1 have the meanings respectively set forth therefor elsewhere in this Warrant.

         Section 2. Basic Purchase Price. The Basic Purchase Price at which a holder may exercise this Warrant shall be a price per share initially equal to ___________ ($___).

         Section 3.  Exercise of Warrant, Etc.

         3.1 Procedure for Exercise of Warrant. To exercise this Warrant in whole or in part, the Holder shall deliver to the Company at its principal executive offices in San Diego, California (or such other place or agency of the Company in the Continental United States as the Company may designate by notice in writing to the Holder)(i) the Subscription Form attached hereto completed to specify the number of shares of Common Stock as to which such Holder is electing to exercise this Warrant, (ii) cash or a certified or cashier's check, payable to the order of the Company, in an amount equal to the then aggregate Purchase Price of the shares of Common Stock being purchased and (iii) this Warrant. Upon the Company's acceptance of such subscription (such acceptance to be acted upon and effected (provided such election appears to be proper and issuance of shares as a result of the election complies with applicable securities laws) within two business days of receipt thereof), such Holder shall be deemed to be the Holder of record of the Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to such Holder, and the Company shall, as promptly as practicable, and in any event within 5 business days thereafter, execute or cause to be executed and deliver to such Holder a certificate or certificates representing the aggregate number of shares of Common Stock specified in the Subscription Form. Each stock certificate so delivered shall be in such denomination as may be requested by the Holder and shall be registered in the name of such Holder. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate(s), deliver to Holder a new warrant evidencing the rights of Holder to purchase the remaining Warrant Shares. The Company shall pay all expenses,taxes and other charges payable in connection with the preparation, executionand delivery of stock certificates pursuant to this Section.

         3.2 Character of Warrant Shares. All shares of Common Stock issuable upon the exercise of this Warrant shall be duly authorized, validly issued, fully paid and non-assessable; and without limiting the generality of the foregoing, the Company covenants and agrees that it will reserve a sufficient number of shares of Common Stock for issuance upon exercise of this
 Warrant.

         Section 4.  Exchange and Replacement.

         (a) The Holder shall not transfer or assign this Warrant except in full compliance with applicable securities laws and, on request by the Company, the transferor shall furnish to the Company an opinion of the transferor's counsel acceptable to the Company to the effect that the transfer is in compliance with such securities laws. Any attempted or purported assignment or transfer of this Warrant without compliance with the preceding sentence shall be void. In the event of any transfer permitted by this Section 4, the Company  shall
register or shall cause its agent to register the transfer or assignment on its warrant register upon surrender of this Warrant, duly endorsed, or accompanied by a written instrument of transfer duly executed by the Holder or by the duly appointed legal representative or attorney thereof. On any such registration of transfer, the
Company shall issue a new warrant of like tenor, in lieu of the transferred or assigned Warrant.

         (b) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant,  and, in case of loss,  theft or destruction,  of indemnity or security
reasonably  satisfactory  to it, and upon surrender and  cancellation  of thi
 Warrant,  if mutilated,  the Company
will make and  deliver a new  Warrant of like  tenor,  in lieu of this  Warrant
  This  Warrant  shall be  promptly
canceled by the Company upon the surrender hereof in connection with any exchange or replacement.

         Section 5.  Anti-Dilution Provision; Adjustment of Purchase Price.


         5.1 Adjustment of Purchase Price and Number of Shares. The number of shares of Common Stock and
Purchase Price of the Common Stock issuable upon the exercise of this Warrant shall be subject to adjustment upon the happening of certain events as follows:

                  (a) Adjustments for Dividends in Stock. If the Company shall, while this Warrant remains in force, declare or pay to its common stockholders a dividend payable in any kind of shares of stock or other securities of the Company, the Holder who thereafter exercises the Warrant as herein provided shall be entitled to receive in addition to the shares of Common Stock as provided herein, such additional shares or shares of stock or other securities as such Holder would have received in the form of such dividend if it had been the shareholder of record of such Common Stock on the record date for the determination of common stockholders entitled to receive such dividend, and the Purchase Price in effect immediately prior to such distribution shall be adjusted proportionately so that the aggregate Purchase Price for all shares of Common
                  Stock or other securities covered by this Warrant immediately after such distribution shall be equal to the aggregate Purchase Price for the shares of Common Stock or other securities covered by this Warrant.

                  (b) Adjustments for Recapitalization. If the Company shall, while this Warrant remains in force, effect a recapitalization of such character that the shares of Common Stock covered hereby shall be changed into or become exchangeable for a larger or smaller number of shares, then the number of shares of Common Stock which the Holder shall be entitled to purchase hereunder, shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the total number of shares of Common Stock which shall in the case of an increase in the number of shares shall be proportionately increased, and in the case of a decrease in the number of shares be proportionately reduced and the Purchase Price in effect immediately prior to such recapitalization shall be adjusted proportionately so the aggregate

                  Purchase Price for all shares of Common Stock or other securities covered by this Warrant immediately after such recapitalization shall be equal to the aggregate Purchase Price for the shares of Common Stock or other securities covered by this Warrant.

                  (c) Adjustment for Reorganization, Merger or Transfer. If the Company, shall, at any time while this Warrant remains in force, consolidate or merge with, or shall transfer or convey substantially all its assets to any other person or entity, the Holder who thereafter exercises the Warrant as herein provided shall be entitled to receive, upon payment of the Purchase Price, that number of shares of stock or other securities or property of the corporation resulting from such consolidation or merge or transfer to which each share of Common Stock deliverable upon exercise o this Warrant would have been entitled upon such consolidation or merger or transfer, had the Holder exercised its right to purchase hereunder and had such Holder been the shareholder of record at the time of consolidation, merger or transfer.
                  (d) Adjustment for Stock Splits and Reverse Stock Splits. If the Company, while this Warrant remains in force, shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Purchase Price shall thereby be proportionately decreased and the number of shares receivable upon exercise of this Warrant shall thereby be proportionately increased; conversely, if at any time while this Warrant remains in force, the outstanding number of shares of Common Stock of the Company shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock receivable upon exercise of this Warrant shall be proportionately decreased.

         5.2 Notice. Upon each adjustment of the Purchase Price and upon each change in the number of shares of Common Stock issuable upon the exercise of this Warrant, and in the event of any change in the rights of the Holder by reason of other events herein set forth, then and in each such case, the Company will promptly send Holder a notice stating the adjusted Purchase Price and the new number of shares so issuable, or specifying the other shares of stock, securities or assets and the amount thereof receivable as a result of such change in rights, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         5.3 No Fractional Shares. No fractional shares shall be issuable upon exercise of the Warrants, and the number of shares of Common Stock to b issued shall be rounded to the nearest whole share. If any fractional interest in Common Stock would, except for the provisions of this Subsection
 5.3, be deliverable  upon exercise,
then the Company shall pay to the Holder upon exercise an amount of cash equal to the current market value ofsuch fractional interest.

         5.4 Reservation of Stock Issuable Upon Exercise. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the exercise of this Warrant such number of its shares of Common Stock as shall from time to time be sufficient to effect the full exercise of this Warrant; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the full exercise of this Warrant, then the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         Section 6. Special Agreements of the Company. The Company covenants and agrees that:
 6.1 Will Avoid Certain Actions. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise, avoid to or take any action which would have the effect of voiding the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all of the provisions of this Warrant.

         6.2 Notices of Certain Events. The Company agrees to review it stock ledgers, stock transfer books and other corporate records periodically (and not less often than once in each calendar quarter) in order to determine whether the Holder is or shall have become, solely due to its ownership of this Warrant, directly or indirectly, the beneficial owner of more than such percentage of any class of its equity securities (as defined in the Securities Exchange Act of 1934) as shall cause such Holder to be required to make any filings or declarations to the Company, the Securities and Exchange Commission, any national securities exchange or any other party pursuant to the provisions of the Securities Exchange Act of 1934 or any comparable federal statute.

         6.3 Will Bind Successors. This Warrant shall be binding upon any corporation, person or entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

Section 7.  Notification by the Company.  in case at any time:

         (1) there shall be proposed any other transaction of a type referred to in Section 5; or

         (2) there shall be proposed a voluntary or involuntary dissolution, liquidation or winding-up of the Company; then, in any one or more of such cases, the Company shall give written notice to the Holder of the date on which
a) the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights, or other transaction, and
(b)  such  reorganization,
 reclassification,  consolidation,  merger,  sale,
dissolution,  other  transaction,  liquidation  or  winding-up  shall take place,  as the case may be. Such notice
shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution  or  subscription  rights,  or shall be  entitled to exchange their  Common  Stock for, or receive in
respect  of  their  Common   Stock,   securities  or  other   property
 deliverable   upon  such   reorganization,
reclassification,  consolidation, merger, sale, dissolution, other transaction, liquidation, or winding-up, as the
case may be. Such written notice shall be given not less than ten (10) and not more than sixty (60) days prior to the action in question and not less than ten (10) days and not more than sixty (60) days prior to the record
date or the date on which the  Company's  transfer  books are closed in respect thereto  and such notice may state
that the record date is subject to the  effectiveness  of a registration statement under the Securities Act, or to a favorable vote of stockholders, if either is required.

         Section 8. Notices. Any notice or other document required or permitted to be given or delivered to the Holder hereof shall be delivered at, or sent by certified or registered mail to the address of the Holder as is set forth in the stock records of the Company, or such other address as shall have been furnished in writing to the Company by any such Holder.
Any notice or other document required or permitted to be given or delivered to the Company shall be delivered at, or sent by certified or registered mail to, the principal office of the Company, at 10675 Sorrento Valley Road, Suite 200, San Diego, California 92121, Attention: President, or such other address as shall have been furnished in writing to the Holder by the Company.


         Section 9. No Rights as Stockholder; Limitation of Liability. This Warrant shall not entitle the Holder hereof to any of the rights of a stockholder of the Company, except as otherwise provided herein. No provision hereof, in the absence of affirmative action by the Holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Purchase Price or as a stockholder of the Company whether such liability is asserted by the Company or by creditors of the Company.

         Section 10. Law Governing. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

         Section 11. Miscellaneous. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

         Section 12. Investment Representation. The Holder by acceptance hereof represents and warrants to the Company that this Warrant and the Common Stock issuable upon exercise thereof are being acquired for investment only and not with a view towards resale or further distribution. Holder represents and warrants that Holder is familiar with the business and affairs of the Company and has had access to all information and materials requested by Holder concerning the Company.

         Section 13. Indemnification. The Holder by acceptance hereof agrees to indemnify, defend and hold the Company, its officers, directors, attorneys, accountants and corporate agents ("Indemnitee") harmless against any and all losses, claims, demands, damages, or liabilities to which Indemnitee may become subject under the Securities Act, or any state securities law, which arise out of or are based upon the disposition by the Holder, or the shares of Common Stock issued upon exercise hereof, in violation of the provisions of this Warrant.

         IN WITNESS WHEREOF,  Advanced Remote Communications  Solutions,
Inc. has caused this Warrant to be signed by its duly authorized officer, and to be dated as of the Original Issue Date.

                              ADVANCED REMOTE COMMUNICATIONS SOLUTIONS, INC.


                                   By: _____________________________
                                  Its: _____________________________